Exhibit 99.8


                             M & F Worldwide Corp.
                              35 East 62nd Street
                           New York, New York 10021


                                                             December 3, 2002

Panavision Inc.
6219 De Soto Avenue
Woodland Hills, California 91367


                  Re:  Termination of MFW Letter

Gentlemen:

         Reference is hereby made to the letter, dated as of April 19, 2001 (the "MFW Letter"), delivered by M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide") to Panavision Inc., a Delaware corporation ("Panavision").

         The undersigned hereby agree that the MFW Letter is hereby terminated, effective as of the date hereof, and as a result of such termination, M & F Worldwide (nor any of its respective directors or officers) shall have no further obligations or liabilities to Panavision in connection with or arising out of the MFW Letter or its termination.


                                     Very truly yours,

                                     M & F WORLDWIDE CORP.


                                     By: /s/ Howard Gittis
                                         ----------------------
                                     Name:  Howard Gittis
                                     Title: Chairman of the Board of
                                            Directors, President and Chief
                                            Executive Officer


ACCEPTED AND AGREED:

PANAVISION INC.


By: /s/ Eric W. Golden
    --------------------------
Name:  Eric W. Golden
Title: Executive Vice President and
       General Counsel